UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
December 15, 2021

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2021, Grocery Outlet, Inc., a California corporation (“Grocery Outlet”), and a wholly owned subsidiary of Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), entered into a transition, separation agreement and general release of all claims (the “Separation Agreement”) with Heather Mayo, Chief Sales & Merchandising Officer - East.
The Separation Agreement provides that Ms. Mayo will continue in her employment with Grocery Outlet until March 4, 2022, unless her employment is earlier terminated (the applicable date, the “Separation Date”). Under the terms of the Separation Agreement, Ms. Mayo will continue to receive her base salary at its current rate and to participate in the Company’s employee benefit plans. In addition, in exchange for Ms. Mayo’s general release of claims in favor of Grocery Outlet, Grocery Outlet will pay to Ms. Mayo an amount equal to $1,000, payable in a lump sum within ten days following the effective date of the Separation Agreement. Furthermore, if Ms. Mayo fulfills her obligations under the Separation Agreement through March 4, 2022, or if Grocery Outlet terminates Ms. Mayo’s employment other than for unsatisfactory performance before March 4, 2022, in exchange for Ms. Mayo’s re-execution of the general release of claims in favor of Grocery Outlet, Ms. Mayo will be eligible to receive (i) up to 12 months of salary, payable over 12 months in accordance with Grocery Outlet’s regular payroll practices (the “Salary Severance Payments”) and (ii) a lump sum payment for certain miscellaneous expenses. To the extent that Ms. Mayo obtains subsequent employment following the Separation Date, Grocery Outlet’s obligation to pay the Salary Severance Payments will cease.
Pursuant to the terms of the Separation Agreement, Ms. Mayo remains subject to her existing confidentiality and assignment of intellectual property covenants. She is also subject to a non-disparagement covenant in favor of Grocery Outlet.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 8.01 Other Events.
On December 15, 2021, the Company issued a press release announcing, among other things, the events set forth herein and certain other organizational changes, whereby Pamela Burke, who has served as Chief Administrative Officer and General Counsel, will effective January 1, 2022 serve in the newly created position of Chief Stores Officer, reporting to Robert Joseph Sheedy, Jr., President. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Transition, Separation Agreement, and General Release of all Claims, dated as of December 13, 2021, by and between Grocery Outlet, Inc. and Heather Mayo.
99.1	Press release, dated December 15, 2021
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	December 15, 2021	By:	/s/ Pamela B. Burke
		Name:	Pamela B. Burke
		Title:	Chief Administrative Officer, General Counsel and Secretary